UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 12, 2025

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)

(206) 481-7200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.

Reference is made to that certain Indenture, dated as of February 19, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among Expedia Group, Inc., a Delaware corporation (the “Company”), the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association (as successor in such capacity to U.S. Bank National Association), as trustee, relating to the Company’s 0.00% Convertible Notes due 2026 (the “Notes”).  Capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture.

On November 12, 2025, pursuant to the terms of the Indenture, the Company elected to irrevocably fix the Settlement Method to Cash Settlement by delivering notice of such election to the Holders, the Trustee and the Conversion Agent. As a result, all conversions of Notes with a Conversion Date on and after November 12, 2025, will be settled by payment in cash using Cash Settlement in accordance with the Indenture.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

	By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary

Dated: November 12, 2025